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                                                                     Exhibit 5.3

                                October 28, 2004





Chickahominy River Energy Corp.
901 Marquette Avenue, Suite 2300
Minneapolis, MN  55402


                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special Virginia counsel to Chickahominy River Energy Corp., a Virginia corporation (the "Guarantor"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $1,725,000,000 in aggregate principal amount of 8% Second Priority Senior Secured Notes due 2013, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by NRG Energy, Inc., a Delaware corporation (the "Issuer"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about October 28, 2004, under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes are to be issued pursuant to the Indenture (as may be amended or supplemented from time to time, the "Indenture"), dated as of December 23, 2003, among the Issuer, the guarantors set forth therein and Law Debenture Trust Company of New York, as Trustee. Pursuant to the Indenture and the Guarantee and Collateral Agreement (the "Guarantee and Collateral Agreement"), dated as of December 23, 2003, made by the Issuer, NRG Power Marketing, Inc. and the guarantors set forth therein in favor of Deutsche Bank Trust Company Americas, as Collateral Trustee, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, and Law Debenture Trust Company of New York, as Trustee, the Guarantor, along with other guarantors, will guarantee the obligations of the Issuer under the Exchange Notes.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the articles of incorporation and by-laws of the Guarantor, (ii) a certificate of good standing issued


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Chickahominy River Energy Corp.
October 28, 2004
Page 2



by the Virginia State Corporation Commission on October 22, 2004, (iii) a written consent of the board of directors of the Guarantor with respect to the execution and delivery of the Indenture and the Guarantee and Collateral Agreement and the execution and delivery of the Guarantee and Collateral Agreement, dated January 20, 2004, (iv) the Registration Statement, (v) the Indenture and (vi) the Guarantee and Collateral Agreement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor, and that such documents have not been amended, modified, terminated or rescinded. As to any facts material to the opinions expressed herein, we have relied upon a certificate of fact of an officer of the Guarantor.

         Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) the plans of reorganization confirmed in, or any order of any court entered in, the Chapter 11 bankruptcy cases described in the section of the Registration Statement entitled "The Bankruptcy Case", (iii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iv) public policy considerations which may limit the rights of parties to obtain certain remedies (v) any law except the laws of the Commonwealth of Virginia and the Virginia case law decided thereunder and (vi) the "Blue Sky" laws and regulations of the Commonwealth of Virginia.

         Based upon and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Indenture has been duly authorized, executed and delivered by the Guarantor. The Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

3. When (i) the Registration Statement has been declared effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the


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Chickahominy River Energy Corp.
October 28, 2004
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     Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 8% Second Priority Senior Secured Notes due 2013, the guarantee by the Guarantor of the obligations of the Issuer under the Exchange Notes pursuant to the provisions of the Guarantee and Collateral Agreement will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Guarantee and Collateral Agreement.

4. The execution and delivery by the Guarantor of the Indenture and the Guarantee and Collateral Agreement, and the performance by the Guarantor of its obligations thereunder, do not and will not conflict with or constitute or result in a breach or default under (or an event that, with notice or the passage of time or both, would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Guarantor or (ii) any statute or governmental rule or regulation of the Commonwealth of Virginia or any political subdivision thereof.

5. No consent, waiver, approval, authorization or order of any court or governmental authority of the Commonwealth of Virginia or any political subdivision thereof is required for the guarantee by the Guarantor of the obligations of the Issuer under the Exchange Notes pursuant to the provisions of the Guarantee and Collateral Agreement, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

         This opinion is limited to the specific issues addressed herein, and no opinion is implied or may be inferred beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion if the present laws of the Commonwealth of Virginia be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof, for the purposes of its opinions with respect to the Exchange Notes.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                Sincerely yours,

                                                WILLIAMS MULLEN


                                                By /s/ Paul G. Saunders, II
                                                   ____________________________
                                                          A Shareholder